Dakota Territory Resource Corp Announces Amended Closing Mechanics for Merger with JR Resources

9/10/2021 | Press Release

Lead, South Dakota, September 10, 2021 -- Dakota Territory Resource Corp (OTCQB: DTRC) ("Dakota Territory" or the "Company") is pleased to announce that it has amended the closing mechanics in respect of its previously announced merger (the "Merger") with JR Resources Corp. ("JR Resources"). Following completion of Dakota Territory's recent US$50 million private placement, the Company, JR Resources and their advisors reviewed the closings mechanics of the Merger and determined an amendment to the closing mechanics of the Merger would simplify the closing of the Merger without any changes to the economic considerations of the JR shareholders and Dakota Territory shareholders.

The amended and restated merger agreement between the Company and JR Resources (the "Amended Agreement") will result in the same economics to JR Resources shareholders and Dakota Territory shareholders as the original merger agreement between the Company and JR Resources dated May 13, 2021. Pursuant to the Amended Agreement:

  Dakota Territory shareholders will receive one share of JR Resources (which will be renamed Dakota Gold Corp. prior to closing) for each share of Dakota Territory;

  JR Resources shareholders will continue to hold shares of JR Resources (which will be renamed Dakota Gold Corp. prior to closing); and

  Immediately prior to the closing of the Merger, JR Resources will complete a reverse share split such that the total number of JR Resources shares will be proportionately reduced to 35,641,667 JR Resources shares.

As a result of the Amended Agreement and for example, on the closing of the Merger:

  A Dakota Territory shareholder holding 100 Dakota Territory shares will receive 100 shares of Dakota Gold Corp.;

  A Dakota Territory convertible security holder holding 100 Dakota Territory convertible securities will receive 100 convertible securities of Dakota Gold Corp.;

  A JR Resources shareholder holding 100 JR Resources shares will receive 72 shares of Dakota Gold Corp.; and

  A JR Resources warrantholder holding 100 JR Resources share purchase warrants will receive 72 Dakota Gold Corp. share purchase warrants.

The completion of the Merger is subject to customary closing conditions for a transaction of this nature, including securities law compliance and the approval of Dakota Territory shareholders. In addition, in connection with the Merger, JR Resources intends to prepare and file a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the "SEC"), which will require the approval of the SEC.

The board of directors of the Company has approved the Merger. Jonathan Awde abstained from voting on the Merger, having disclosed his interest as President, CEO, a director and a shareholder of JR Resources. Robert Quartermain abstained from voting, having disclosed his interest as a shareholder of JR Resources.

About Dakota Territory Resource Corp

Dakota Territory Resource Corp is a Nevada corporation with offices located at Lead, South Dakota. Dakota Territory is committed to creating shareholder value through the acquisition and responsible exploration and development of high caliber gold properties in the Homestake District of South Dakota.

Inquiries

Shareholder and Investor Inquiries: For more information, please contact Jonathan Awde at 604-761-5251 or JAwde@gold-sd.com.

Social and Public Relations Inquiries: For more information, please contact Elizabeth Sailer at 605-580-0480 or info@gold-sd.com.

Cautionary Note to U.S. Investors

The SEC limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. Our property currently does not contain any known proven or probable ore reserves under SEC reporting standards. Our reference above to the various formations and mineralization believed to exist in our property as compared to historical results and estimates from other property in the district is illustrative only for comparative purposes and is no indication that similar results will be obtained with respect to our property. U.S. investors are urged to consider closely the disclosure in our latest reports filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding the Merger. These forward-looking statements are based on assumptions and expectations that may not be realized and are inherently subject to numerous risks and uncertainties, which could cause actual results to differ materially from these statements. These risks and uncertainties include, among others, the inability to complete the Merger in a timely manner, the inability to complete the Merger due to the failure of the Company's shareholders to approve the Merger, as described in the proxy statement/prospectus that will be delivered to Company shareholders prior to the meeting of shareholders, the failure to satisfy other conditions to completion of the Merger, including receipt of required third-party consents, the failure of the Merger to close for any other reason, the effect of the announcements regarding the Merger on the market price of Dakota Territory common stock, the possibility that the anticipated benefits of the Merger will not be realized, or will not be realized within the expected time period, the inability to meet expectations regarding the accounting and tax treatments of the Merger, the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management's attention from ongoing business operations and opportunities, our ability to achieve our strategic goals, changes in the market price of the Company's common stock following the Merger, the state of the economy and financial markets generally and the effect on our industry, and the market for our common stock. The foregoing list is not exhaustive. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended March 31, 2021, as amended, as updated by annual, quarterly and other reports and documents that we file with the SEC, including the registration statement on Form S-4 that will be filed with the SEC in connection with the Merger. We caution investors not to place undue reliance on the forward-looking statements contained in this communication. These statements speak only as of the date of this communication, and we undertake no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Important Information and Where You Can Find It

This document relates to the proposed Merger involving Dakota Territory and JR Resources. JR Resources will to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of Dakota Territory and a prospectus of JR, referred to as a proxy statement/prospectus, and each party will file other documents with the SEC regarding the proposed transaction. INVESTORS AND HOLDERS OF DAKOTA TERRITORY'S SECURITIES ARE URGED TO CAREFULLY READ THE ENTIRE PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The documents filed by Dakota Territory with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and holders of Dakota Territory's securities will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC on Dakota Territory's website at http://DakotaTRC.com/.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This communication is also not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor will there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Participants in the Solicitation

Dakota Territory, JR Resources and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in favor of the approval of the Merger and related matters. Information regarding the Company's directors and executive officers is contained in the Company's most recent Annual Report on Form 10-K for the year ended March 31, 2021 and the Schedule 14f-1 filed on March 15, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described above.